Exhibit 99.2
Creating the premier California business bank July 25, 2023

2 DISCLAIMER Cautionary Note Regarding Forward-Looking Statements This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Banc of California and PacWest and the proposed investment by Warburg Pincus LLC and Centerbridge Partners, L.P. (collectively, the “Investors”) in equity securities of Banc of California pursuant to the investment agreements entered into between the Investors and Banc of California (the “Investment Agreements”). Forward-looking statements may be identified by the use of the words such as “ estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “could,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between Banc of California and PacWest and the proposed investment by the Investors, including statements as to the expected timing, completion and effects of the proposed transaction. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of Banc of California’s and PacWest’s management and are not predictions of actual performance, and, as a result, are subject to risks and uncertainties. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, may differ from assumptions and many are beyond the control of Banc of California and PacWest. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including obtaining the requisite approval of the Banc of California stockholders and PacWest stockholders within the time period provided in the Agreement and Plan of Merger, dated July 25, 2023, by and among PacWest, Banc of California and Cal Merger Sub, Inc. (the “Merger Agreement”); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or the Investment Agreements; (iv) the inability to obtain alternative capital in the event it becomes necessary to complete the proposed transaction; (v) the effect of the announcement or pendency of the proposed transaction on Banc of California’s and PacWest’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts current plans and operations of Banc of California and PacWest; (vii) potential difficulties in retaining Banc of California and PacWest customers and employees as a result of the proposed transaction; (viii) Banc of California’s and PacWest’s estimates of its financial performance; (ix) changes in general economic conditions; (x) changes in the interest rate environment, including the recent increases in the Board of Governors of the Federal Reserve System benchmark rate and duration at which such increased interest rate levels are maintained, which could adversely affect Banc of California’s and PacWest’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; (xi) the impacts of continuing inflation; (xii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of Banc of California’s and PacWest’s underwriting practices and the risk of fraud; (xiii) fluctuations in the demand for loans; (xiv) the ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund Banc of California’s and PacWest’s activities particularly in a rising or high interest rate environment; (xv) the rapid withdrawal of a significant amount of deposits over a short period of time; (xvi) results of examinations by regulatory authorities of Banc of California or PacWest and the possibility that any such regulatory authority may, among other things, limit Banc of California’s or PacWest’s business activities, restrict Banc of California’s or PacWest’s ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase Banc of California’s or PacWest’s allowance for credit losses, result in write-downs of asset values, restrict Banc of California’s or PacWest’s ability or that of Banc of California’s or PacWest’s bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xvii) the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; (xviii) changes in the markets in which Banc of California and PacWest compete, including with respect to the competitive landscape, technology evolution or regulatory changes; (xix) changes in consumer spending, borrowing and saving habits; (xx) slowdowns in securities trading or shifting demand for security trading products; (xxi) the impact of natural disasters or health epidemics; (xxii) legislative or regulatory changes; (xxiii) impact of operating in a highly competitive industry; (xxiv) reliance on third party service providers; (xxv) competition in retaining key employees; (xxvi) risks related to data security and privacy, including the impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; (xxvii) changes to accounting principles and guidelines; (xxviii) potential litigation relating to the proposed transaction that could be instituted against Banc of California, PacWest or their respective directors and officers, including the effects of any outcomes related thereto; (xxix) volatility in the trading price of Banc of California’s or PacWest’s securities; (xxx) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; and (xxxi) unexpected costs, charges or expenses resulting from the proposed transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Banc of California’s registration statement on Form S-4 that will contain a joint proxy statement/prospectus discussed below, when it becomes available, and other documents filed by Banc of California or PacWest from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings do and will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual events and results could differ materially from those contained in the forward-looking statements. There may be additional risks that neither Banc of California nor PacWest presently knows or that Banc of California or PacWest currently believes are immaterial that could also cause actual events and results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Banc of California’s and PacWest’s expectations, plans or forecasts of future events and views as of the date of this document. Banc of California and PacWest anticipate that subsequent events and developments will cause Banc of California’s and PacWest’s assessments to change. While Banc of California and PacWest may elect to update these forward-looking statements at some point in the future, Banc of California and PacWest specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing Banc of California’s and PacWest’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements. Forward-looking statements speak only as of the date they are made. Neither Banc of California nor PacWest gives any assurance that either Banc of California or PacWest, or the combined company, will achieve the results or other matters set forth in the forward-looking statements.

3 No Offer or Solicitation This document is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Banc of California, PacWest or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law. Additional Information and Where to Find It This document relates to the proposed transaction between Banc of California and PacWest and the proposed investment in Banc of California by Investors. Banc of California intends to file a registration statement on Form S-4 with the SEC, which will include a preliminary joint proxy statement/prospectus to be distributed to holders of Banc of California’s common stock and PacWest’s common stock in connection with Banc of California’s and PacWest’s solicitation of proxies for the vote by Banc of California’s stockholders and PacWest’s stockholders with respect to the proposed transaction. After the registration statement has been filed and declared effective, Banc of California and PacWest will mail a definitive joint proxy statement/prospectus to their respective stockholders that, as of the applicable record date, are entitled to vote on the matters being considered at the Banc of California stockholder meeting and at the PacWest stockholder meeting, as applicable. Banc of California or PacWest may also file other documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AND THE DEFINITIVE VERSIONS THEREOF (WHEN THEY BECOME AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Banc of California or PacWest through the website maintained by the SEC at www.sec.gov. The documents filed by Banc of California or PacWest with the SEC also may be obtained free of charge at Banc of California’s or PacWest’s website at https://investors.bancofcal.com, under the heading “Financials and Filings” or www.pacwestbancorp.com, under the heading “SEC Filings” , respectively, or upon written request to Banc of California, Attention: Investor Relations, 3 MacArthur Place, Santa Ana, CA 92707 or PacWest, Attention: Investor Relations, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212 , respectively. Participants in Solicitation Banc of California and PacWest and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Banc of California’s stockholders or PacWest’s stockholders in connection with the proposed transaction under the rules of the SEC. Banc of California’s stockholders, PacWest’s stockholders and other interested persons will be able to obtain, without charge, more detailed information regarding the names, affiliations and interests of directors and executive officers of Banc of California and PacWest in Banc of California’s registration statement on Form S-4 that will be filed, as well other documents filed by Banc of California or PacWest from time to time with the SEC. Other information regarding persons who may, under the rules of the SEC, be deemed the participants in the proxy solicitation of Banc of California’s or PacWest’s stockholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the preliminary joint proxy statement/prospectus and will be contained in other relevant materials to be filed with the SEC regarding the proposed transaction (if and when they become available). You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Banc of California or PacWest will also be available free of charge from Banc of California or PacWest using the contact information above. DISCLAIMER

CREATING THE PREMIER BUSINESS BANK IN CALIFORNIA

Enhanced scale, attractive returns and robust capital and liquidity

Scale and market position
- **$36.1bn** of assets at close
- **~3%** SoCal deposit market share(1)
- **#3** largest California headquartered bank(2)

Strong liquidity and funding position
- **~8.0%** cash / assets
- **<10%** wholesale funding / assets
- **~90%** core deposits(3) / **~80%** insured

Robust capital
- **10.0%+** CET1
- **$400mm** committed equity raise
- **~3%** tangible book value accretive

Improved forward profitability
- **20%+** 2024E GAAP EPS accretion
- **1.10%+** ROAA run-rate 2024(4)
- **13.0%+** cash ROATCE run-rate 2024(4,5)

Dominant business bank with highly attractive footprint



Pasadena
San Bernardino
Los Angeles
Riverside
Long Beach
Irvine
San Diego
HQ
PACW (70)
BANC (27)

	Branch overlap	
	1-mile	3-mile
% of PACW branches	10.0%	20.0%
% of BANC branches	21.4%	53.6%

BANC OF CALIFORNIA

PacWest Bancorp

Source: FactSet, S&P Global Market Intelligence; Financial data and estimates as of June 30, 2023
(1) Southern California market includes Los Angeles County and Orange County; (2) Excludes money center banks (WFC); (3) Core deposit funding defined as non-brokered deposits as a percentage of total deposits; (4) Run-rate represents estimated 4Q 2024 metrics and financials; (5) Cash ROATCE excludes amortization of intangibles

4

5 SIGNIFICANT UPSIDE OPPORTUNITIES STRONG COMMUNITY BANK WITH DIFFERENTIATED FUNDING VERTICALS COMPLEMENTARY BUSINESSES ACCRETIVE TO EPS AND TBVPS ROBUST CAPITAL AND LIQUIDITY PROFILE THE PREMIER CALIFORNIA RELATIONSHIP-FOCUSED BUSINESS BANK COMPELLING INVESTMENT THESIS

6 FINANCIALLY AND STRATEGICALLY COMPELLING Highly earnings accretive and TBVPS accretive Optimizes and strengthens balance sheet ~$1.65–$1.80 ~$13bn Paydown of wholesale funding(3) Strong market position with significant upside opportunities 3rd Largest California headquartered bank(5) 8 Banks recently exited the California market(6) 30% Noninterest-bearing deposits ~3% TBVPS accretion ~16.5% Pro forma total capital Source: FactSet, S&P Global Market Intelligence; Note: Financial data and estimates as of June 30, 2023; (1) To Banc of California; (2) Core deposit funding defined as non-brokered deposits as a percentage of total deposits; (3) Includes pre- and post-closing paydowns based on 2Q balances; (4) Represents total liquidity capacity as a percentage of uninsured and uncollateralized deposits; (5) Excludes money center banks (WFC); (6) Includes the following acquired or failed banks: Bank of the West, CIT, First Republic, Opus Bank, Rabobank, Signature, Silicon Valley, Union Bank ~90% core deposit funded(2) Well positioned to capture additional market share 100+ bps of CET1 generated annually 2.0x+ Liquidity coverage ratio(4) 20%+ 2024E EPS accretion(1) 10%+ CET1 2024E EPS

7 SUMMARY OF TRANSACTION TERMS Merger structure • Banc of California, Inc. will be legal and currency acquiror • Banc of California, N.A. will merge into Pacific Western Bank and take Banc of California name and brand • PacWest will be accounting acquirer (Banc of California’s balance sheet will be subject to fair value accounting) Merger consideration • 100% stock-for-stock transaction with a fixed 0.6569x exchange ratio • Exchange ratio represented an at-the-market transaction at the time the indication of interest was signed Capital raise • $400mm committed equity raise from Warburg Pincus and Centerbridge (investors conducted extensive due diligence) • Purchase price is fixed at $12.30 per BANC share, which will fund concurrent with the merger closing • Capital enables acceleration of balance sheet repositioning while maintaining 10%+ CET1 Ownership • 47% PacWest | 34% Banc of California | 16% Warburg Pincus(1) | 4% Centerbridge(1) Board composition and leadership • Three members of PacWest’s board and one individual from Warburg Pincus will join Banc of California’s 12-member board of directors • Jared Wolff (BANC): Chief Executive Officer and Chairman of the Board of the Bank • John Eggemeyer (PACW): Chairman of the Board of the Holding Company • Combined management team will be comprised of both banks’ executives Anticipated timing and approvals • Subject to receipt of approvals from both stockholders and regulators • Federal Reserve and California Department of Financial Protection and Innovation • Anticipated closing in late 2023 / early 2024 Note: Market data as of July 24, 2023; Totals may not sum due to rounding (1) Warburg Pincus and Centerbridge ownership excludes warrants each firm will receive

OPPORTUNITY TO FILL SUBSTANTIAL VOID IN CALIFORNIA

California is one of the best banking markets in the United States

- State with the 2nd largest deposit base
- **4.2mm** small businesses in California
- **$82k** real median household income vs. **$71k** U.S. median
- 5th largest economy in the world (measured by GDP)
- **39mm** state residents, increasing by 0.6% CAGR since 2000
- **#6** Long Beach and **#9** Los Angeles ports (measured by tonnage)
- **54** public universities and **171** private non-profit universities

Six of the top fifteen mid-sized banks have left the market since 2019

2019 California deposit market share rankings[1]

(#)	Bank	HQ	California Deposits	California Market share
~~1~~	~~Union Bank~~	~~San Francisco, CA~~	~~$84.6~~	~~5.7%~~
~~2~~	~~First Republic~~	~~San Francisco, CA~~	~~56.8~~	~~3.8%~~
~~3~~	~~Bank of the West~~	~~San Francisco, CA~~	~~51.6~~	~~3.5%~~
~~4~~	~~Silicon Valley~~	~~Santa Clara, CA~~	~~51.1~~	~~3.5%~~
~~5~~	~~CIT~~	~~New York, NY~~	~~36.0~~	~~2.4%~~
6	City National	Los Angeles, CA	33.5	2.3%
7	East West	Pasadena, CA	28.9	2.0%
8	Comerica	Dallas, TX	18.0	1.2%
9	PacWest	Beverly Hills, CA	12.2	0.8%
10	Zions	Salt Lake City, UT	11.3	0.8%
11	Cathay	Los Angeles, CA	11.2	0.8%
12	HSBC USA	New York, NY	10.8	0.7%
~~13~~	~~Rabobank~~	~~Roseville, CA~~	~~9.8~~	~~0.7%~~
14	Hope	Los Angeles, CA	9.3	0.6%
15	CVB	Ontario, CA	8.7	0.6%

Pro forma company is the 4th largest mid-sized bank in California

2022 California deposit market share rankings[1]

(#)	Bank	HQ	California Deposits	California Market share
1	First Citizens	Raleigh, NC	$195.0	9.2%
2	City National	Los Angeles, CA	59.1	2.8%
3	East West	Pasadena, CA	45.0	2.1%
4	**Pro forma**	**Los Angeles, CA**	**29.7**	**1.4%**
5	Comerica	Dallas, TX	25.2	1.2%
6	PacWest	Beverly Hills, CA	22.1	1.0%
7	Western Alliance	Phoenix, AZ	18.4	0.9%
8	HSBC USA	New York, NY	16.6	0.8%
9	Pacific Premier	Irvine, CA	16.5	0.8%
10	Zions	Salt Lake City, UT	16.3	0.8%
11	Mechanics	Walnut Creek, CA	16.1	0.8%
12	CVB	Ontario, CA	14.1	0.7%
13	Cathay	Los Angeles, CA	13.7	0.6%
14	Hope	Los Angeles, CA	10.3	0.5%
15	F&M Long Beach	Long Beach, CA	9.5	0.4%

Source: State of California, FRED, NCES, S&P Global Market Intelligence, U.S. DOT; Note: Deposit market share data as of June 30, 2022
(1) Deposit market share data excludes banks with greater than $250bn total assets

BANC OF CALIFORNIA PacWest Bancorp 8

9 INTENSE FOCUS ON IN-MARKET RELATIONSHIP BANKING COMMUNITY BANKING • Personal Banking • Savings and Investments COMMERCIAL & BUSINESS BANKING • Business Banking • Middle Market Banking • Asset-Based Lending & Term Loans • Full Stack Payment Processing Solutions • Depository Services • Cash Management and Treasury Management Solutions SPECIALTY BANKING • Entertainment • Healthcare & Education • Professional Services • Foundations/Non-Profit Banking • Government • Business Management Banking • Venture Banking • CRE & Multifamily Lending • Mortgage Warehouse Lending • Bridge & Construction Lending • Cash Management and Treasury Management Solutions SPECIALTY DEPOSITS • HOA • Escrow • Bankruptcy/Fiduciary Services • Title/1031/Property Management • Government Banking • Institutional Deposits • Tailored Cash Management and Credit Solutions Like-minded approach to commercial and community banking with complementary niches

DIFFERENTIATED DEPOSIT AND FEE VERTICALS

Continue to prioritize core deposit funding[(1)]


Brokered
5%
Noninterest-bearing
30%
CDs
16%
$30.5bn
Savings & MMDA
21%
28%
Checking

Cost of deposits: ~2.20%
Insured deposits: ~80%
Deposits / total funding: ~95%

HOA Banking

Leading Homeowner Association Banking Business

- $4 billion total deposits
- Ultra sticky, low-cost deposits proven through cycle
- HOA industry has 7,500+ Property Management companies
- Nationwide reach with 347,000 Community Associations
- Opportunity for further market penetration

Payments

Deepstack is a differentiated payment processing platform

- Proprietary payments software
- Scalable and meaningful fee-based income
- Unique client acquisition source
- Generates noninterest-bearing deposits
- Enhances technology capabilities

Source: S&P Global Market Intelligence; Financial data and estimates as of June 30, 2023
(1) Represents estimated 4Q 2024 metrics and financials

BANC OF CALIFORNIA PacWest Bancorp
10

GO FORWARD STRATEGY PRIORITIZES RELATIONSHIP LENDING

Growth areas
- CRE
- Core C&I
- Permanent multifamily
- Warehouse lending

Stable portfolios
- Equipment lending & leasing
- SBA
- Residential / Consumer
- Fund finance / Portfolio lending

Run-off / Exit
- CIVIC
- Lender finance
- Student
- National lending

Lending type	Loan type	BANC	PACW	Pro forma
Real estate	Bridge CRE	✓	✓	✓
	Permanent multifamily	✓	✓	✓
	Construction CRE	✓	✓	✓
	SFR	✓	✓	Opportunistic
	CIVIC		✓	Run-off / Exit
Commercial	Core C&I	✓	✓	✓
	ABL	✓	✓	✓
	Warehouse lending	✓		✓
	Owner-occupied	✓	✓	✓
Specialty	Healthcare	✓		✓
	Education / non-profit	✓		✓
	Streaming / entertainment finance	✓		✓
	SBA		✓	✓
	Lender finance		✓	Run-off / Exit
	Equipment lending & leasing		✓	✓
Portfolio lending	Fund finance		✓	✓
	Life science / Technology		✓	✓
Other	Consumer	✓	✓	✓

Note: Represents run-rate estimated lending verticals in 4Q 2024

11

REPOSITIONING CREATES A STRONG BALANCE SHEET



Wholesale funding
Brokered deposits
BTFP
FHLB
Repurchase agreement
Credit-linked notes
Pre-close standalone paydown
Post-close paydown
$16.2bn
($1.6bn)
($4.9bn)
($0.3bn)
($1.3bn)
($0.8bn)
($4.4bn)
$2.9bn
2Q Combined
Brokered deposits
BTFP
FHLB
Repurchase agreement
FHLB
Brokered deposits
Pro forma (post-repositioning)

Paydown
$13bn Wholesale borrowings
5.00% Cost

Sell
$7bn Liquid assets(1)
3.75% Yield

Utilize
$6bn Excess cash(2)
5.10% Yield

Raise
$400mm Committed capital raise

Repositioning impacts
- ✓ 170bps NIM improvement
- ✓ $13bn B/S reduction
- ✓ 10.0%+ CET1

Mitigating risk through closing

- Implemented strategies to protect capital through closing
- Entered into a contingent forward asset sale agreement on residential mortgage portfolio at modeled discount
- $3.5bn interest rate hedge to protect purchase accounting risk to close
- Legally binding equity commitments fund at close at a fixed dollar price
- PacWest has the flexibility to reduce wholesale funding pre-close, utilizing excess cash
- Balance sheet positioned to be interest rate neutral pro forma

BANC OF CALIFORNIA PacWest Bancorp

Source: S&P Global Market Intelligence; Note: Financial data and estimates as of June 30, 2023; Totals may not sum due to rounding
(1) Repositioning includes sale of BANC single family mortgage loans, multifamily loans and securities portfolio and PACW AFS securities (see page 24 in appendix for further detail)
(2) $2bn+ of additional cash generated by closing

12

SIGNIFICANTLY ENHANCED LIQUIDITY, FUNDING AND CAPITAL PROFILE

Liabilities and equity

Core deposits[1] | Wholesale funding | Other liabilities and preferred equity | Common equity



$48bn
55%
34%
5%
6%

(2Q combined)[2]



$36bn
77%
8%
6%
8%

Pro forma
(post-repositioning)[2]

~75%	~24%	30%+	~3.30%
Core deposit funding[3]	NIB deposits	Wholesale funding	Cost of funds

~90%	~30%	<10%	~2.40%
Core deposit funding[3]	NIB deposits	Wholesale funding	Cost of funds

Source: S&P Global Market Intelligence; Note: Financial data as of June 30, 2023; Totals may not sum due to rounding
(1) Core deposits defined as non-brokered deposits; (2) Balance sheet components shown as percentage of total liabilities and equity
(3) Core deposit funding defined as non-brokered deposits as a percentage of total deposits

13

COMBINATION UNLOCKS EARNINGS POTENTIAL

Right-sized expense base and balance sheet repositioning drive earnings upside



Net income, $mm
A
B
C
$175
$71
$104 (1)
$120
$90
$65
($155)
$310 / $1.80
$280 / $1.65
2Q Combined (annualized)
Non-run-rate expenses
Cost savings
Balance sheet repositioning
Other adjustments / run-off
Estimated 2024 FY

Confident in ability to deliver on financial targets

- Balance sheet repositioning and removal of elevated expenses drive majority of upside

(A) ~$170mm of pre-tax non-run-rate expenses at PacWest from run-off businesses and assessments

(B) Pre-tax cost savings of ~$130mm or ~15% of core expenses based on bottoms up analysis

  - Focus on real estate optimization, redundant technology and professional services

(C) Repositioning improves NIM by ~170bps and NII by ~$90mm

- $400mm capital raise unlocks ability to sell assets

BANC OF CALIFORNIA
PacWest Bancorp

Source: S&P Global Market Intelligence; Note: Financial data and estimates as of June 30, 2023
(1) PacWest annualized adjusted earnings available to common stockholders shown

14

15 EXPERIENCED MANAGEMENT WITH TRACK RECORD OF SUCCESS Joe Kauder Chief Financial Officer Bob Dyck Chief Credit Officer John Sotoodeh Chief Operating Officer Bill Black Strategy & Finance Chris Blake President & CEO of Community Banking Group Bryan Corsini Credit Executive Jared Wolff Chief Executive Officer & President Hamid Hussain President of the Bank Stan Ivie Government Relations / Risk Shared values and vision

16 EXTENSIVE DUE DILIGENCE CONDUCTED ON BOTH BANKS Diligence focus areas included: Risk Management Treasury Audit Accounting & Tax Legal / Compliance Human Resources Technology & Operations Commercial Banking Retail Banking Credit Capital Deposits & Borrowings Deep Dive in Credit • Substantial review of all areas of credit • Random sampling of credit files across defined risk ratings • Conducted multiple stress tests on portfolios • Third party advisors conducted independent credit analyses Thorough Due Diligence Process • Extensive due diligence process independently conducted by: • Led by Banc of California and PacWest management teams and supported by legal and financial advisors • Extensive investor due diligence supported by credit, accounting, technology, legal, and financial advisors

17 TRANSFORMATIONAL PARTNERSHIP BENEFICIAL FOR ALL PARTIES • Similar approach to relationship-focused community banking • Complementary specialty businesses expand product offering • Greater scale enables investment in technology, products and service • Size of balance sheet allows bank to better serve customers • Expect 20%+ 2024E earnings accretion • Sizeable upside in 2025E EPS • ~3% tangible book value accretive • Creates meaningful scale in attractive California market • Robust capital generation and profitability profile • Shared values and vision • Strong cultural fit • Both companies emphasize diversity, inclusion and employee development • Strong credit and risk management culture • Expanded career opportunities within larger institution • Strong commitment to advance economic inclusion, education and equity in the communities that both organizations serve • Strong focus on corporate, social, environmental and governance responsibility • Robust platforms to engage with community Clients Shareholders Employees Communities

18 APPENDIX

19 PRO FORMA LOAN COMPOSITION Loans / deposits: 79% 16% 24% 8% 11% 15% 24% 2% $22.3bn Note: Financial data as of June 30, 2023 (1) Fund finance included in Venture and SBA included in CRE in PacWest’s standalone loan composition; (2) Includes PacWest asset-based lending and other commercial loans; (3) Run-rate represents estimated 4Q 2024 metrics and financials Loans / deposits: 104% Loans / deposits: 80% CRE(1) Multifamily Core C&I Warehouse SBA Residential mortgage Construction Consumer & other Community banking 18% 23% 17% 11% 1% 4% 25% 1% $7.2bn Venture 28% 13% 6% 3% 5% 11% 3% 4% 5% 11% <1% 11% Run-rate(3) Other commercial(2) $24.5bn Fund finance(1) Run-off

20 PRO FORMA FUNDING COMPOSITION Core deposits (excl. CDs) CDs Wholesale deposits Deposits 63% 7% 13% 14% 3% 75% 16% 5% 4% $8.3bn $31.6bn Noninterest-bearing deposits: 36% Noninterest-bearing deposits: 22% Noninterest-bearing deposits: 30% FHLB/FRB/BTFP Other(1) Borrowings Repurchase agreement Credit linked notes Run-rate(2) Note: Financial data as of June 30, 2023; Balance sheet components shown as percentage of total funding (1) Includes subordinated debt and long-term debt (2) Run-rate represents estimated 4Q 2024 metrics and financials 50% 8% 22% 14% 4% <1% 2% $35.1bn

21 $18.0 $19.0 $20.0 $21.0 $22.0 5/18 5/26 6/3 6/11 6/19 6/27 7/5 7/13 7/21 PACWEST DEPOSIT BASE HAS STABILIZED $25.0 $26.0 $27.0 $28.0 $29.0 5/18 5/26 6/3 6/11 6/19 6/27 7/5 7/13 7/21 PacWest deposit base has stabilized and begun to grow $20.3 $27.8 Note: Financial data as of July 21, 2023 (1) Core deposits defined as non-brokered deposits Total deposits Core deposits(1) $25.9 $18.9 $bn +7.5% +7.3%

KEY FINANCIAL ASSUMPTIONS

Earnings	• Banc of California standalone projections based on consensus estimates • Pro forma reflects management's outlook for the combined company
Expense base	• Reflects bottoms-up cost saving analysis expected to be fully phased in by 4Q 2024 • Represents approximately ~$130mm or ~15% pre-tax expense reduction of combined run-rate expense base

Credit mark	• Gross credit mark equal to 1.05x of total loans ($90mm), resulting in 1.20% pro forma LLR / reserves at close
	• 40% of the mark on PCD loans, and 60% of the mark on non-PCD loans
	  • Non-PCD mark is amortized back into earnings
	  • PCD mark is not amortized into earnings

Fair value marks	• ~$500mm BANC loan pre-tax write down, ~$140mm accreted into earnings • BANC multifamily and single family mortgage loans sold at close; mark not accreted into earnings • ~$50mm AOCI post-tax write down, recognized in regulatory capital at transaction close; securities sold at close • ~$1mm post tax write down on remaining assets and liabilities, accreted into earnings
One-time costs	• $280mm pre-tax and $215mm after tax, including capital and hedging fees
CDI	• 4.00% of all Banc of California core deposits[1], amortized over 10 years using sum-of-the-years digits methodology
Equity raise	• $400mm committed equity raise at a fixed price of $12.30 per BANC share
Additional assumptions	• 28.9% marginal tax rate • Banc of California Durbin dis-synergy of $1.25mm annually

Note: Financial data and estimates as of June 30, 2023
(1) Core deposits defined as non-brokered deposits

BANC OF CALIFORNIA
PacWest Bancorp
22

PURCHASE ACCOUNTING SUMMARY

Tangible book value per share accretion

Banc of California	$ millions	Shares (mm)	$ per share
Estimated standalone tangible book value at close (9/30/2023)	**$840**	**57.4**	**$14.63**
Pro forma			
Standalone Banc of California tangible book value at close	$840	57.4	
(+) Estimated standalone PacWest tangible book value at close	2,019		
(–) Reversal of Banc of California equity capital and intangibles	(840)		
(+) Merger consideration for accounting purposes	943	79.3[3]	
(–) Goodwill and other intangibles created[1]	(545)		
(–) After-tax restructuring expenses	(215)		
(–) CECL double count on non-PCD loans[2]	(38)		
(+) Conversion of Banc of California awards to common stock	0	0.3	
(+) Capital raise at close	400	32.5	
Pro forma Banc of California tangible book value at close	**$2,564**	**169.5**	**$15.13**
$ accretion to Banc of California			**$0.50**
% accretion to Banc of California			**~3%**

Calculation of intangibles created

	$ millions
Fixed exchange ratio	0.6569x
Reciprocal exchange ratio	1.5223x
(x) Current PacWest stock price	$10.54
(x) Banc of California fully diluted shares outstanding	58.8
Merger consideration for accounting purposes	**$943**
Standalone Banc of California tangible book value at close	$840
(+) Net after-tax credit mark	(3)
(+) After-tax loan rate mark	(369)
(+) After-tax HTM securities mark	(44)
(+) After-tax deposit mark	8
(+) After-tax borrowings mark	35
Adjusted Banc of California tangible book value at close	$467
Excess over adjusted tangible book value	$476
(–) Core deposit intangible (CDI) created	238
(+) DTL on CDI	69
Goodwill created	**$307**
Goodwill and other intangibles created[1]	**$545**

BANC OF CALIFORNIA
PacWest Bancorp

Source: Company forecasts, FactSet, S&P Global Market Intelligence; Note: Financial data as of June 30, 2023; Market data as of July 24, 2023
(1) Based on expectations and assumptions as of announcement date; subject to change at transaction closing (estimated at June 30, 2023 for illustrative purposes); (2) Based on $54mm pre-tax reserve allocated to non-PCD loans (60%); (3) Based on 0.6569 shares of Banc of California stock for each PacWest common share outstanding

23

24 DETAILS OF BALANCE SHEET REPOSITIONING Wholesale funding $13bn Wholesale borrowings 5.00% Weighted average cost Assets $7bn Liquid assets 3.75% Weighted average yield Note: Financial data as of June 30, 2023 Brokered deposits BTFP FHLB Repurchase agreement 5.00% 4.40% 4.10% 8.50% Yield / Cost Balance BANC SFR BANC Multifamily BANC securities PACW AFS securities 4.10% 4.15% 4.80% 2.50% $5.9bn 4.9bn 1.1bn 1.3bn $1.8bn 1.6bn 1.2bn 2.3bn